Exhibit 99.1

Investor Relations Contact:
Matt Dunn
214-525-4636
mdunn@hilltop.com

Hilltop Holdings Inc. Announces Financial Results for Second Quarter 2026

DALLAS — (BUSINESS WIRE) July 23, 2026 — Hilltop Holdings Inc. (NYSE: HTH) (“Hilltop”) today announced financial results for the second quarter of 2026. Hilltop produced income attributable to common stockholders of $36.5 million, or $0.63 per diluted share, for the second quarter of 2026, compared to $36.1 million, or $0.57 per diluted share, for the second quarter of 2025.

Hilltop also announced that its Board of Directors declared a quarterly cash dividend of $0.22 per common share, a 10% increase from the prior quarter, payable on August 21, 2026 to all common stockholders of record as of the close of business on August 7, 2026. Additionally, during the second quarter of 2026, Hilltop paid $47.0 million to repurchase an aggregate of 1,250,000 shares of its common stock at an average price of $37.58 per share pursuant to the 2026 stock repurchase program. These shares were returned to the pool of authorized but unissued shares of common stock.

Furthermore, in July 2026, the Hilltop Board of Directors authorized an increase to the aggregate amount of common stock that Hilltop may repurchase under the aforementioned stock repurchase program to $200.0 million, an increase of $75.0 million. As a result of share repurchases during 2026, Hilltop has approximately $106 million of available share repurchase capacity through the expiration of the 2026 stock repurchase program in January 2027.

The extent of the impact of uncertain economic conditions on our financial performance during the remainder of 2026 will depend in part on developments outside of our control, including, among others, changes in the political environment, the impact of tariffs and reciprocal tariffs, the timing and significance of further changes in U.S. Treasury yields and mortgage interest rates, and a volatile economic forecast. These conditions, coupled with exposure to changes in funding costs, inflationary pressures, elevated energy prices, and international armed conflicts and their impact on supply chains within our business segments during the second quarter of 2026 have had, and are expected to continue to have, an adverse impact on our operating results during the remainder of 2026.

Jeremy B. Ford, Chairman, President and CEO of Hilltop, said, “During the second quarter of 2026, Hilltop delivered a 1% return on average assets and returned approximately $59 million to stockholders through dividends and share repurchases. At PlainsCapital Bank, continued core loan growth and an expansion in net interest margin drove a 1.3% return on average assets and $51 million of pre-tax income. PrimeLending realized a $2 million pre-tax loss on $2.4 billion of origination volume as the mortgage market faced a subdued start to the summer buying season primarily due to the recent increase in mortgage rates. HilltopSecurities produced a 10% pre-tax margin on $124 million of net revenues to deliver $12 million of pre-tax income, which was primarily driven by strong quarters in its Wealth Management and Structured Finance business lines. As we look to the second half of 2026, we expect to continue to execute on our strategic priorities while prudently managing capital and creating long-term value for our stockholders.”

Second Quarter 2026 Highlights for Hilltop:

●	The reversal of credit losses was $1.0 million during the second quarter of 2026, compared to a provision for credit losses of $1.8 million in the first quarter of 2026 and a reversal of credit losses of $7.3 million in the second quarter of 2025;
o	The reversal of credit losses during the second quarter of 2026 was primarily driven by changes in the U.S. economic outlook associated with collectively evaluated loans and loan portfolio changes, partially offset by a build in the allowance related to specific reserves within the banking segment since the prior quarter.
●	For the second quarter of 2026, net gains from sale of loans and other mortgage production income and mortgage loan origination fees was $78.9 million, compared to $80.7 million in the second quarter of 2025, a 2.2% decrease;
o	Mortgage loan origination production volume was $2.4 billion during the second quarter of 2026, compared to $2.4 billion during the second quarter of 2025;

o	Net gains from mortgage loans sold to third parties, including broker fee income, decreased to 229 basis points during the second quarter of 2026, compared to 261 basis points in the first quarter of 2026.
●	Hilltop’s consolidated annualized return on average assets and return on average stockholders’ equity for the second quarter of 2026 were 0.99% and 6.89%, respectively, compared to 0.98% and 6.62%, respectively, for the second quarter of 2025;
●	Hilltop’s book value per common share increased to $37.12 at June 30, 2026, compared to $36.63 at March 31, 2026;
●	Hilltop’s total assets were $16.0 billion and $15.7 billion at June 30, 2026 and March 31, 2026, respectively;
●	Loans[1], net of allowance for credit losses, were $8.2 billion and $8.0 billion at June 30, 2026 and March 31, 2026, respectively;
●	Non-accrual loans were $54.8 million, or 0.57% of total loans, at June 30, 2026, compared to $61.0 million, or 0.66% of total loans, at March 31, 2026;
●	Loans held for sale increased by 24.3% from March 31, 2026 to $1.0 billion at June 30, 2026;
●	Total deposits[2] were $10.5 billion at each of June 30, 2026 and March 31, 2026;
●	Hilltop maintained strong capital levels with a Tier 1 Leverage Ratio[3] of 12.73% and a Common Equity Tier 1 Capital Ratio of 18.34% at June 30, 2026;
●	Hilltop’s consolidated net interest margin[4] increased to 3.21% for the second quarter of 2026, compared to 3.13% in the first quarter of 2026;
●	For the second quarter of 2026, noninterest income was $200.0 million, compared to $192.6 million in the second quarter of 2025, a 3.8% increase;
●	For the second quarter of 2026, noninterest expense was $266.7 million, compared to $261.2 million in the second quarter of 2025, a 2.1% increase; and
●	Hilltop’s effective tax rate was 24.2% during the second quarter of 2026, compared to 23.4% during the same period in 2025.
o	The effective tax rate for the second quarter of 2026 was higher than the applicable statutory rate primarily due to the impact of nondeductible expenses, nondeductible compensation expense and other permanent adjustments, partially offset by investments in tax-exempt instruments.

1  “Loans” reflect loans held for investment excluding broker-dealer margin loans, net of allowance for credit losses, of $406.3 million and $361.0 million at June 30, 2026 and March 31, 2026, respectively.

[2]

Total deposits at June 30, 2026 included estimated uninsured deposits of $5.7 billion, or approximately 55% of total deposits, while estimated uninsured deposits, excluding collateralized deposits of $580.0 million and internal accounts of $388.6 million, were $4.8 billion, or approximately 45% of total deposits.

[3]	Based on the end of period Tier 1 capital divided by total average assets during the quarter, excluding goodwill and intangible assets.

4   Net interest margin is defined as net interest income divided by average interest-earning assets.

Consolidated Financial and Other Information

Consolidated Balance Sheets	June 30,	March 31,	December 31,	September 30,	June 30,
(in 000's)	2026	2026	2025	2025	2025
Cash and due from banks	$750,508	$874,194	$1,231,944	$1,277,283	$982,488
Federal funds sold	650	650	650	650	650
Assets segregated for regulatory purposes	17,827	17,673	20,211	5,050	47,158
Securities purchased under agreements to resell	112,496	133,088	55,977	78,909	93,878
Securities:
Trading, at fair value	674,054	698,106	617,408	574,434	675,757
Available for sale, at fair value, net (1)	1,450,592	1,469,670	1,491,048	1,443,612	1,408,347
Held to maturity, at amortized cost, net (1)	745,175	759,628	728,329	755,012	771,641
Equity, at fair value	287	238	265	248	4,996
	2,870,108	2,927,642	2,837,050	2,773,306	2,860,741
Loans held for sale	1,004,118	807,745	950,142	849,357	979,875
Loans held for investment, net of unearned income	8,672,927	8,433,673	8,311,952	8,227,194	8,061,204
Allowance for credit losses	(84,856)	(88,997)	(91,537)	(95,168)	(97,961)
Loans held for investment, net	8,588,071	8,344,676	8,220,415	8,132,026	7,963,243

Broker-dealer and clearing organization receivables	1,714,179	1,625,156	1,588,882	1,519,005	1,469,628
Premises and equipment, net	131,099	135,551	132,820	136,830	139,179
Operating lease right-of-use assets	88,325	89,845	83,757	87,464	88,050
Mortgage servicing assets	22,755	20,045	17,491	12,273	7,887
Other assets	428,111	452,779	432,603	459,588	455,930
Goodwill	267,447	267,447	267,447	267,447	267,447
Other intangible assets, net	5,125	5,365	5,605	5,862	6,119
Total assets	$16,000,819	$15,701,856	$15,844,994	$15,605,050	$15,362,273

Deposits:
Noninterest-bearing	$2,744,425	$2,830,008	$2,831,919	$2,766,155	$2,790,958
Interest-bearing	7,769,628	7,701,541	8,046,161	7,909,316	7,600,599
Total deposits	10,514,053	10,531,549	10,878,080	10,675,471	10,391,557
Broker-dealer and clearing organization payables	1,524,115	1,481,998	1,518,503	1,445,280	1,461,683
Short-term borrowings	1,243,214	990,807	676,882	680,979	734,508
Securities sold, not yet purchased, at fair value	90,264	63,346	37,955	65,119	59,766
Notes payable	148,703	148,645	148,587	148,530	148,475
Operating lease liabilities	104,410	106,166	100,155	104,134	104,972
Other liabilities	219,764	205,621	287,226	269,297	234,467
Total liabilities	13,844,523	13,528,132	13,647,388	13,388,810	13,135,428

Common stock	573	585	595	613	630
Additional paid-in capital	936,525	953,176	973,072	998,644	1,022,474
Accumulated other comprehensive loss	(81,006)	(82,348)	(79,877)	(87,254)	(94,748)
Retained earnings	1,270,141	1,272,618	1,274,611	1,276,539	1,270,286
Total Hilltop stockholders' equity	2,126,233	2,144,031	2,168,401	2,188,542	2,198,642
Noncontrolling interests	30,063	29,693	29,205	27,698	28,203
Total stockholders' equity	2,156,296	2,173,724	2,197,606	2,216,240	2,226,845
Total liabilities & stockholders' equity	$16,000,819	$15,701,856	$15,844,994	$15,605,050	$15,362,273

(1)	At June 30, 2026, the amortized cost of the available for sale securities portfolio was $1,519,183, while the fair value of the held to maturity securities portfolio was $686,724.

	Three Months Ended
Consolidated Income Statements	June 30,	March 31,	December 31,	September 30,	June 30,
(in 000's, except per share data)	2026	2026	2025	2025	2025
Interest income:
Loans, including fees	$134,532	$130,086	$133,546	$135,773	$131,793
Securities borrowed	15,340	14,203	17,753	21,175	20,544
Securities:
Taxable	28,359	26,919	25,088	25,452	25,811
Tax-exempt	3,358	3,021	3,509	3,512	3,087
Other	7,457	10,061	13,913	14,349	15,946
Total interest income	189,046	184,290	193,809	200,261	197,181

Interest expense:
Deposits	45,285	48,325	54,167	57,001	57,056
Securities loaned	13,774	12,842	16,020	19,430	17,662
Short-term borrowings	10,441	7,587	7,637	7,867	7,694
Notes payable	2,361	2,355	2,317	2,404	3,106
Other	1,334	1,084	1,141	1,171	989
Total interest expense	73,195	72,193	81,282	87,873	86,507

Net interest income	115,851	112,097	112,527	112,388	110,674
Provision for (reversal of) credit losses	(974)	1,765	7,824	(2,511)	(7,340)
Net interest income after provision for (reversal of) credit losses	116,825	110,332	104,703	114,899	118,014

Noninterest income (1):
Net gains from sale of loans and other mortgage production income	48,583	50,972	49,580	51,730	51,945
Mortgage loan origination fees	30,294	21,910	26,602	24,850	28,738
Principal transactions, commissions and fees	64,197	66,534	76,033	74,066	47,856
Investment banking, advisory and administrative fees	44,200	36,920	47,627	53,349	43,730
Other	12,684	12,079	17,518	13,812	20,365
Total noninterest income	199,958	188,415	217,360	217,807	192,634

Noninterest expense:
Employees' compensation and benefits	179,896	168,962	187,960	190,027	176,410
Occupancy and equipment, net	19,427	19,829	20,818	19,930	21,064
Professional services	12,647	11,245	12,386	12,681	10,820
Other	54,766	48,267	47,757	49,265	52,882
Total noninterest expense	266,736	248,303	268,921	271,903	261,176

Income before income taxes	50,047	50,444	53,142	60,803	49,472
Income tax expense	12,092	11,425	10,218	14,129	11,583
Net income	37,955	39,019	42,924	46,674	37,889
Less: Net income attributable to noncontrolling interest	1,433	1,183	1,340	856	1,816
Income attributable to Hilltop	$36,522	$37,836	$41,584	$45,818	$36,073

Earnings per common share:
Basic	$0.63	$0.64	$0.69	$0.74	$0.57
Diluted	$0.63	$0.64	$0.69	$0.74	$0.57

Cash dividends declared per common share	$0.20	$0.20	$0.18	$0.18	$0.18

Weighted average shares outstanding:
Basic	57,856	59,124	60,457	62,146	63,637
Diluted	57,950	59,207	60,498	62,168	63,638

(1)	During the three months ended December 31, 2025, certain financial statement line items within the noninterest income section of the consolidated income statement were reclassified to better align disclosures to business activities. These reclassifications were applied retrospectively to all prior periods presented. Total noninterest income did not change as a result of these reclassifications.

	Three Months Ended June 30, 2026
Segment Results			Mortgage		All Other and	Hilltop
(in 000's)	Banking	Broker-Dealer	Origination	Corporate	Eliminations	Consolidated
Net interest income (expense)	$99,470	$12,981	$(866)	$1,456	$2,810	$115,851
Provision for (reversal of) credit losses	(1,027)	53	—	—	—	(974)
Noninterest income	12,212	110,993	78,969	894	(3,110)	199,958
Noninterest expense	61,464	111,542	80,118	13,906	(294)	266,736
Income (loss) before taxes	$51,245	$12,379	$(2,015)	$(11,556)	$(6)	$50,047

	Six Months Ended June 30, 2026
Segment Results			Mortgage		All Other and	Hilltop
(in 000's)	Banking	Broker-Dealer	Origination	Corporate	Eliminations	Consolidated
Net interest income (expense)	$198,194	$24,874	$(1,794)	$2,885	$3,789	$227,948
Provision for (reversal of) credit losses	732	59	—	—	—	791
Noninterest income	23,292	215,167	151,938	2,323	(4,347)	388,373
Noninterest expense	122,447	212,827	154,519	25,798	(552)	515,039
Income (loss) before taxes	$98,307	$27,155	$(4,375)	$(20,590)	$(6)	$100,491

	Three Months Ended June 30, 2025
Segment Results			Mortgage		All Other and	Hilltop
(in 000's)	Banking	Broker-Dealer	Origination	Corporate	Eliminations	Consolidated
Net interest income (expense)	$94,919	$13,151	$(2,302)	$(166)	$5,072	$110,674
Provision for (reversal of) credit losses	(7,343)	3	—	—	—	(7,340)
Noninterest income	11,892	96,502	90,248	(628)	(5,380)	192,634
Noninterest expense	59,226	103,253	84,736	14,285	(324)	261,176
Income (loss) before taxes	$54,928	$6,397	$3,210	$(15,079)	$16	$49,472

	Six Months Ended June 30, 2025
Segment Results			Mortgage		All Other and	Hilltop
(in 000's)	Banking	Broker-Dealer	Origination	Corporate	Eliminations	Consolidated
Net interest income (expense)	$185,469	$24,719	$(3,699)	$(1,035)	$10,337	$215,791
Provision for (reversal of) credit losses	2,029	(31)	—	—	—	1,998
Noninterest income	22,702	193,439	158,023	42,751	(10,941)	405,974
Noninterest expense	111,156	202,576	159,396	40,176	(655)	512,649
Income (loss) before taxes	$94,986	$15,613	$(5,072)	$1,540	$51	$107,118

	June 30,	March 31,	December 31,	September 30,	June 30,
Capital Ratios	2026	2026	2025	2025	2025
Tier 1 capital (to average assets):
PlainsCapital	9.73%	9.54%	10.60%	10.74%	10.71%
Hilltop	12.73%	12.82%	12.78%	13.13%	13.11%
Common equity Tier 1 capital (to risk-weighted assets):
PlainsCapital	12.50%	12.71%	14.49%	14.81%	15.08%
Hilltop	18.34%	19.08%	19.70%	20.33%	20.74%
Tier 1 capital (to risk-weighted assets):
PlainsCapital	12.50%	12.71%	14.49%	14.81%	15.08%
Hilltop	18.34%	19.08%	19.70%	20.33%	20.74%
Total capital (to risk-weighted assets):
PlainsCapital	13.47%	13.77%	15.60%	15.96%	16.29%
Hilltop	20.63%	21.50%	22.20%	22.90%	23.38%

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
Selected Financial Data	2026	2026	2025	2025	2025

Hilltop Consolidated:
Return on average stockholders' equity	6.89%	7.12%	7.60%	8.35%	6.62%
Return on average assets	0.99%	1.02%	1.09%	1.20%	0.98%
Net interest margin (1)	3.21%	3.13%	3.02%	3.06%	3.01%
Net interest margin (taxable equivalent) (2):
As reported	3.23%	3.15%	3.04%	3.09%	3.04%
Impact of purchase accounting	2 bps	4 bps	3 bps	2 bps	2 bps
Book value per common share ($)	37.12	36.63	36.42	35.69	34.90
Shares outstanding, end of period (000's)	57,284	58,530	59,540	61,326	63,001
Dividend payout ratio (3)	31.68%	31.25%	26.17%	24.41%	31.75%

Banking Segment:
Net interest margin (1)	3.42%	3.38%	3.29%	3.23%	3.16%
Net interest margin (taxable equivalent) (2):
As reported	3.42%	3.39%	3.29%	3.23%	3.17%
Impact of purchase accounting	3 bps	5 bps	4 bps	2 bps	3 bps
Accretion of discount on loans ($000's)	813	1,260	961	572	588
Net recoveries (charge-offs) ($000's)	(3,167)	(4,305)	(11,455)	(282)	(896)
Return on average assets	1.28%	1.17%	1.05%	1.34%	1.35%
Fee income ratio	10.9%	10.1%	11.0%	10.2%	11.1%
Efficiency ratio	55.0%	55.5%	54.1%	51.7%	55.4%
Employees' compensation and benefits ($000's)	33,523	35,744	33,241	31,925	32,146

Broker-Dealer Segment:
Net revenue ($000's) (4)	123,974	116,067	138,374	144,494	109,653
Employees' compensation and benefits ($000's)	76,861	71,272	83,361	86,997	73,493
Variable compensation expense ($000's)	43,003	36,469	49,635	50,756	36,172
Compensation as a % of net revenue	62.0%	61.4%	60.2%	60.2%	67.0%
Pre-tax margin (5)	10.0%	12.7%	18.4%	18.3%	5.8%

Mortgage Origination Segment:
Mortgage loan originations - volume ($000's):
Home purchases	2,075,078	1,428,157	1,918,395	2,027,568	2,168,690
Refinancings	318,464	600,569	511,960	269,136	263,829
Total mortgage loan originations - volume	2,393,542	2,028,726	2,430,355	2,296,704	2,432,519
Mortgage loan sales - volume ($000's)	2,041,387	2,021,018	2,180,088	2,220,126	2,135,291
Net gains from mortgage loan sales (basis points):
Loans sold to third parties (6)	217	248	236	226	223
Broker fee income (7)	12	13	14	13	10
Impact of loans retained by banking segment	(6)	(7)	(4)	(5)	(5)
As reported	223	254	246	234	228
Mortgage servicing rights asset ($000's) (8)	22,755	20,045	17,491	12,273	7,887
Employees' compensation and benefits ($000's)	60,738	55,087	59,657	60,036	62,214
Variable compensation expense ($000's)	34,514	28,723	34,275	32,665	34,975

(1)	Net interest margin is defined as net interest income divided by average interest-earning assets.
(2)	Net interest margin (taxable equivalent), a non-GAAP measure, is defined as taxable equivalent net interest income divided by average interest-earning assets. Taxable equivalent adjustments are based on the applicable 21% federal income tax rate for all periods presented. The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of net interest margins for all earning assets, we use net interest income on a taxable-equivalent basis in calculating net interest margin by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. The taxable equivalent adjustments to interest income for Hilltop (consolidated) were $0.8 million, $0.8 million, $0.8 million, $1.0 million and $0.8 million, respectively, for the periods presented and for the banking segment were $0.1 million, $0.2 million, $0.1 million, $0.3 million and $0.1 million, respectively, for the periods presented.
(3)	Dividend payout ratio is defined as cash dividends declared per common share divided by basic earnings per common share.
(4)	Net revenue is defined as the sum of total broker-dealer net interest income and total broker-dealer noninterest income.
(5)	Pre-tax margin is defined as income before income taxes divided by net revenue.
(6)	Net gains from mortgage loans sold to third parties reflects provisions for anticipated indemnification claims and penalties for early payoff of loans which had the effect of lowering such net gains from mortgage loans sold to third parties by 8, 7, 8, 9 and 7 basis points, respectively, for the periods presented.
(7)	Broker fee income is earned by the mortgage origination segment for facilitating mortgage loan transactions between PrimeLending customers and third-party mortgage lenders when the requested loan products are not offered by PrimeLending.
(8)	Reported on a consolidated basis and therefore does not include mortgage servicing rights assets related to loans serviced for the banking segment, which are eliminated in consolidation.

	June 30,	March 31,	December 31,	September 30,	June 30,
Non-Performing Assets Portfolio Data	2026	2026	2025	2025	2025
Loans accounted for on a non-accrual basis ($000's):
Commercial real estate:
Non-owner occupied	$13,785	$15,288	$3,873	$3,969	$4,107
Owner occupied	10,769	10,218	5,617	7,119	6,429
Commercial and industrial	17,567	22,237	28,581	41,457	40,990
Construction and land development	690	844	1,010	1,007	3,667
1-4 family residential	11,991	12,419	14,367	14,701	17,550
Consumer	—	—	—	—	—
Broker-dealer	—	—	—	—	—
Non-accrual loans ($000's)	$54,802	$61,006	$53,448	$68,253	$72,743

Non-accrual loans as a % of total loans	0.57%	0.66%	0.58%	0.75%	0.80%

Other real estate owned ($000's)	7,466	8,473	8,020	8,289	9,144

Other repossessed assets ($000's)	—	—	—	—	—

Non-performing assets ($000's)	62,268	69,479	61,468	76,542	81,887

Non-performing assets as a % of total assets	0.39%	0.44%	0.39%	0.49%	0.53%

Loans past due 90 days or more and still accruing ($000's) (1)	40,226	40,155	33,811	28,388	28,378

(1)	Loans past due 90 days or more and still accruing were primarily comprised of loans held for sale and guaranteed by U.S. government agencies, including loans that are subject to repurchase, or have been repurchased, by PrimeLending.

	Three Months Ended June 30,
	2026			2025
	Average	Interest	Annualized	Average	Interest	Annualized
	Outstanding	Earned	Yield or	Outstanding	Earned	Yield or
Net Interest Margin (Taxable Equivalent) Details (1)	Balance	or Paid	Rate	Balance	or Paid	Rate
Assets
Interest-earning assets
Loans held for sale	$909,079	$13,303	5.79%	$923,726	$14,119	6.05%
Loans held for investment, gross (2)	8,493,343	121,229	5.73%	8,073,187	117,674	5.84%
Investment securities - taxable	2,518,187	28,359	4.50%	2,490,931	25,811	4.10%
Investment securities - non-taxable (3)	408,648	4,205	4.12%	360,557	3,891	4.27%
Federal funds sold and securities purchased under agreements to resell	100,327	1,043	4.17%	84,583	1,352	6.41%
Interest-bearing deposits in other financial institutions	469,051	4,269	3.65%	1,210,977	12,724	4.21%
Securities borrowed	1,444,723	15,340	4.20%	1,451,826	20,544	5.60%
Other	130,037	2,145	6.62%	127,638	1,871	5.88%
Interest-earning assets, gross (3)	14,473,395	189,893	5.26%	14,723,425	197,986	5.39%
Allowance for credit losses	(88,746)			(105,816)
Interest-earning assets, net	14,384,649			14,617,609
Noninterest-earning assets	1,012,012			968,459
Total assets	$15,396,661			$15,586,068

Liabilities and Stockholders' Equity
Interest-bearing liabilities
Interest-bearing deposits	$7,677,083	$45,285	2.37%	$7,868,600	$57,056	2.91%
Securities loaned	1,437,483	13,774	3.84%	1,440,958	17,662	4.92%
Notes payable and other borrowings	1,231,998	14,136	4.60%	955,618	11,789	4.95%
Total interest-bearing liabilities	10,346,564	73,195	2.84%	10,265,176	86,507	3.38%
Noninterest-bearing liabilities
Noninterest-bearing deposits	2,703,479			2,775,448
Other liabilities	191,985			330,616
Total liabilities	13,242,028			13,371,240
Stockholders’ equity	2,125,000			2,187,108
Noncontrolling interest	29,633			27,720
Total liabilities and stockholders' equity	$15,396,661			$15,586,068

Net interest income (3)		$116,698			$111,479
Net interest spread (3)			2.42%			2.01%
Net interest margin (3)			3.23%			3.04%

(1)	Information presented on a consolidated basis (dollars in thousands).
(2)	Average balance includes non-accrual loans.
(3)	Presented on a taxable-equivalent basis with annualized taxable equivalent adjustments based on the applicable 21% federal income tax rate for the periods presented. The adjustment to interest income was $0.8 million and $0.8 million for the three months ended June 30, 2026 and 2025, respectively.

Conference Call Information

Hilltop will host a live webcast and conference call at 8:00 AM Central (9:00 AM Eastern) on Friday, July 24, 2026. Hilltop Chairman, President and CEO Jeremy B. Ford and Hilltop CFO William B. Furr will review second quarter 2026 financial results. Interested parties can access the conference call by dialing 833-461-5787 (Toll Free North America) or (+1) 585-542-9983 (International Toll) and then using the conference ID 366946783. The conference call also will be webcast simultaneously on Hilltop’s Investor Relations website (http://ir.hilltop.com).

About Hilltop

Hilltop Holdings is a Dallas-based financial holding company. Its primary line of business is to provide business and consumer banking services from offices located throughout Texas through PlainsCapital Bank. PlainsCapital Bank’s wholly owned subsidiary, PrimeLending, provides residential mortgage lending throughout the United States. Hilltop Holdings’ broker-dealer subsidiaries, Hilltop Securities Inc. and Momentum Independent Network Inc., provide a full complement of securities brokerage, institutional and investment banking services in addition to clearing services and retail financial advisory. At June 30, 2026, Hilltop employed approximately 3,600 people and operated 304 locations in 47 states. Hilltop Holdings’ common stock is listed on the New York Stock Exchange and NYSE Texas under the symbol “HTH.” Find more information at Hilltop.com, PlainsCapital.com, PrimeLending.com and Hilltopsecurities.com.

FORWARD-LOOKING STATEMENTS

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements anticipated or implied in such statements. Forward-looking statements speak only as of the date they are made and, except as required by law, we do not assume any duty to update forward-looking statements. Such forward-looking statements include, but are not limited to, statements concerning such things as our outlook, plans, objectives, strategies, expectations, intentions and other statements that are not statements of historical fact, and may be identified by words such as “aim,” “anticipates,” “believes,” “building,” “continue,” “could,” “drive,” “estimates,” “expects,” “extent,” “focus,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “might,” “outlook,” “plan,” “position,” “probable,” “progressing,” “projects,” “prudent,” “seeks,” “should,” “steady,” “target,” “view,” “will,” “working” or “would” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: (i) the credit risks of lending activities, including our ability to estimate credit losses and the allowance for credit losses, as well as the effects of changes in the level of, and trends in, loan delinquencies and write-offs; (ii) effectiveness of our data security controls in the face of cyber-attacks and any legal, reputational and financial risks following a cybersecurity incident; (iii) changes in general economic, market and business conditions in areas or markets where we compete, including changes in the price of crude oil; (iv) changes in the interest rate environment including potential impact of a prolonged elevated interest rate environment; (v) risks associated with concentration in real estate related loans; (vi) the effects of our indebtedness on our ability to manage our business successfully, including the restrictions imposed by the indenture governing our indebtedness; (vii) disruptions to the economy and financial services industry, risks associated with uninsured deposits and responsive measures by federal or state governments or banking regulators, including increases in the cost of our deposit insurance assessments; (viii) cost and availability of capital; (ix) changes in state and federal laws, regulations or policies affecting one or more of our business segments, including changes in policies under the new Presidential administration, changes in regulatory fees, deposit insurance premiums, capital requirements and the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”); (x) changes in key management; (xi) competition in our banking, broker-dealer, and mortgage origination segments from other banks and financial institutions as well as investment banking and financial advisory firms, mortgage bankers, asset-based non-bank lenders and government agencies; (xii) legal and regulatory proceedings; (xiii) risks associated with merger and acquisition integration; and (xiv) our ability to use excess capital in an effective manner. For further discussion of such factors, see the risk factors described in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and other reports that are filed with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement.

Source: Hilltop Holdings Inc.